Exhibit 10.4

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is made effective as of April 1, 2007 (“Effective Date”) by and between FLO Corporation (“Company”) and Luke Thomas (“Executive”).

The parties agree as follows:

1. Employment. Company hereby employs Executive, and Executive hereby accepts such employment, upon the terms and conditions set forth herein.

2. Duties.

2.1 Position. Executive is employed as Vice President, Partner Development, and shall have the duties and responsibilities assigned by Company both upon the Effective Date and as may be reasonably assigned from time to time. Executive shall perform faithfully and diligently all duties assigned to Executive. Company reserves the right to modify Executive’s position and duties at any time in its sole and absolute discretion.

2.2 Best Efforts/Full-time. Executive will expend Executive’s best efforts on behalf of Company, and will abide by all policies and decisions made by Company, as well as all applicable federal, state and local laws, regulations or ordinances. Executive will act in the best interest of Company at all times. Executive shall devote Executive’s full business time and efforts to the performance of Executive’s assigned duties for Company.

2.3 Work Location. Executive’s principal place of work shall be located in Pennsylvania, or such other location as the parties may agree upon from time to time.

3. At-Will Employment Relationship. Executive’s employment with Company is at-will and not for any specified period and may be terminated, with or without cause, by either Executive or Company, except as otherwise specified in section 7 below. In addition, Company reserves the right to modify Employee’s position or duties to meet business needs. No representative of Company, other than an authorized representative of Company, has the authority to alter the at-will employment relationship. Any change to the at-will employment relationship must be by specific, written agreement signed by Executive and Company’s President. Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at-will relationship.

4. Compensation.

4.1 Base Salary. As compensation for Executive’s performance of Executive’s duties hereunder, Company shall pay to Executive an initial Base Salary of One Hundred Fifty Thousand dollars ($150,000.00) per year, payable in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions. In the event Executive’s employment under this Agreement is terminated by either party, for any reason, Executive will earn the Base Salary prorated to the date of termination.

4.2 Incentive Compensation. Executive will be eligible to receive incentive compensation based on achievement of targeted goals and objectives agreed on by Executive and Company.

4.3 Performance and Salary Review. Company will periodically review Executive’s performance on no less than an annual basis. Adjustments to Executive’s salary or other compensation, if any, will be made by Company in its sole and absolute discretion.

5. Fringe Benefits. Executive will be eligible for all customary fringe benefits generally available to executive employees of Company subject to the terms and conditions of Company’s benefit plan documents. Company reserves the right to change or eliminate the fringe benefits on a prospective basis, at any time, effective upon notice to Executive.

6. Business Expenses. Executive will be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of Executive’s duties on behalf of Company. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company’s policies.

7. Termination of Executive’s Employment.

7.1 Termination for Cause by Company. Although Company anticipates a mutually rewarding employment relationship with Executive, Company may terminate Executive’s employment immediately at any time for Cause. For purposes of this Agreement, “Cause” is defined as: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Executive with respect to Executive’s obligations or otherwise relating to the business of Company; (b) Executive’s material breach of this Agreement or Company’s Employee Nondisclosure and Assignment Agreement; (c) Executive’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; or (d) Executive’s willful neglect of duties as determined in the sole and exclusive discretion of Company. In the event Executive’s employment is terminated in accordance with this subsection 7.1, Executive shall be entitled to receive only the Base Salary then in effect, prorated to the date of termination, and any amounts earned and payable pursuant to sections 5 and 6 (“Standard Entitlements”). All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Executive will not be entitled to receive the Severance Payment described in subsection 7.2 below.

7.2 Termination Without Cause by Company/Severance. Company may terminate Executive’s employment under this Agreement without Cause at any time on thirty (30) days’ advance written notice to Executive. In the event of such termination, Executive will receive the Standard Entitlements and a “Severance Payment” equivalent to six (6) months of Executive’s Base Salary then in effect on the date of termination, payable in accordance with Company’s regular payroll cycle, provided that Executive: (a) complies with all surviving provisions of this Agreement as specified in subsection 12.8 below; and (b) executes a full general release in a form suitable to Company. All other Company obligations to Executive will be automatically terminated and completely extinguished.

7.3 Voluntary Resignation by Executive. Executive may voluntarily resign Executive’s position with Company at any time for any reason on thirty (30) days’ advance written notice to Company. In the event of Executive’s resignation, Executive will be entitled to receive only the Standard Entitlements for the thirty-day notice period and no other amount. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Executive will not be entitled to receive the Severance Payment described in subsection 7.2 above.

7.4 Section 409A Compliance. The parties intend for this Agreement either to satisfy the requirements of Section 409A of the Internal Revenue Code (the “Code”) and all applicable guidance promulgated thereunder (together, “Section 409A”) or to be exempt from the application of Section 409A, and this Agreement shall be construed and interpreted accordingly. If this Agreement either fails to satisfy the requirements of Section 409A or is not exempt from the application of Section 409A, then the parties hereby agree to amend or to clarify this Agreement in a timely manner so that this Agreement either satisfies the requirements of Section 409A or is exempt from the application of Section 409A.

(a) Notwithstanding any provision in this Agreement to the contrary, any termination of employment contemplated under this Agreement shall satisfy the applicable requirements of a “separation from service” under Section 409A.

(b) Notwithstanding any provision in this Agreement to the contrary, in the event that Executive is a “specified employee” (as defined in Section 409A), any severance payment, severance benefits or other amounts payable under this Agreement that would be subject to the special rule regarding payments to “specified employees” under Section 409A(a)(2)(B) of the Code (together, “Specified Employee Payments”) shall not be paid before the expiration of a period of six months following the date of Executive’s termination of employment (or before the date of Executive’s death, if earlier). The Specified Employee Payments to which Executive would otherwise have been entitled during the six-month period following the date of Executive’s termination of employment shall be accumulated and paid as soon as administratively practicable following the first day of the seventh month following the date of Executive’s termination of employment.

(c) To ensure satisfaction of the requirements of Section 409A(b)(3) of the Code, assets shall not be set aside, reserved in a trust or other arrangement, or otherwise restricted for purposes of the payment of amounts payable under this Agreement.

(d) Company hereby informs Executive that the federal, state, local, and/or foreign tax consequences (including without limitation those tax consequences implicated by Section 409A) of this Agreement are complex and subject to change. Executive acknowledges and understands that Executive should consult with his or her own personal tax or financial advisor in connection with this Agreement and its tax consequences. Executive understands and agrees that Company has no obligation and no responsibility to provide Executive with any tax or other legal advice in connection with this Agreement and its tax consequences. Executive agrees that Executive shall bear sole and exclusive responsibility for any and all adverse personal federal, state, local, and/or foreign tax consequences (including without limitation any and all tax liability under Section 409A) of this Agreement, and fully indemnifies and holds Company harmless therefor.

8. No Conflict of Interest. During the term of Executive’s employment pursuant to this Agreement, Executive must not engage in any work, paid or unpaid, that creates an actual conflict of interest with Company. Such work shall include, but is not limited to, directly or indirectly competing with Company in any way, or acting as an officer, director, employee, consultant, stockholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which Company is now engaged or in which Company becomes engaged during the term of Executive’s employment with Company, as may be determined by Company in its sole discretion. If Company believes such a conflict exists during the term of this Agreement, Company may ask Executive to choose either to discontinue the other work or voluntarily resign employment with Company.

9. Confidentiality and Proprietary Rights. Executive agrees to read, sign and abide by Company’s Employee Nondisclosure and Assignment Agreement, which is provided with this Agreement and incorporated herein by reference.

10. Injunctive Relief. Executive acknowledges that Executive’s breach of the covenants contained in sections 8-9, including Company’s Employee Nondisclosure and Assignment Agreement incorporated therein, (collectively “Covenants”) would cause irreparable injury to Company and agrees that in the event of any such breach, Company shall be entitled to seek temporary and preliminary injunctive relief, to the extent allowed by applicable law, without the necessity of proving actual damages or posting any bond or other security.

11. Agreement to Arbitrate. In the event of any dispute or claim relating to or arising out of the employment relationship between Company and Executive or the termination of that relationship (including, but not limited to, any claims of wrongful termination or age, sex, race, disability or other discrimination), Executive and Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted before a single neutral arbitrator in Seattle, Washington pursuant to the rules for arbitration of employment disputes by the American Arbitration Association (available at www.adr.org). This agreement to arbitrate is subject to the Washington Arbitration Act, which is incorporated herein by reference, and/or the Federal Arbitration Act. The arbitrator shall permit adequate discovery and is empowered to award all remedies otherwise available in a court of competent jurisdiction. Any judgment rendered by the arbitrator may be entered by any court of competent jurisdiction. The arbitrator shall issue an award in writing and state the essential findings and conclusions on which the award is based. By executing this Agreement, Executive and Company are both waiving the right to a jury trial with respect to any such disputes. Company shall bear the costs of the arbitrator, forum and filing fees. Each party shall bear its own respective attorneys’ fees and all other costs, unless otherwise provided by law and awarded by the arbitrator. This arbitration agreement does not include claims that, by law, may not be subject to mandatory arbitration.

12. General Provisions.

12.1 Successors and Assigns. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Executive shall not be entitled to assign any of Executive’s rights or obligations under this Agreement.

12.2 Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

12.3 Attorneys’ Fees. Each side will bear its own attorneys’ fees in any dispute unless a statutory section at issue, if any, authorizes the award of attorneys’ fees to the prevailing party.

12.4 Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

12.5 Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

12.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of Washington. Each party consents to the jurisdiction and venue of the state or federal courts in King County, Washington, if applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

12.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c ) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.

12.8 Survival. Sections 8 (“No Conflict of Interest”), 9 (“Confidentiality and Proprietary Rights”), 10 (“Injunctive Relief”), 11 (“Agreement to Arbitrate”), 12 (“General Provisions”) and 13 (“Entire Agreement”) of this Agreement shall survive Executive’s employment by Company.

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13. Entire Agreement. This Agreement, including the Company’s Employee Nondisclosure and Assignment Agreement incorporated herein by reference, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

Luke Thomas

Dated:	5/29/07		/s/ Luke Thomas
Address:

FLO Corporation

Dated:		By:	/s/ Glenn Argenbright
Glenn Argenbright
President

12413 Willows Rd., NE
Suite 300
Kirkland, WA 98034